EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-101800 and 333-110398 of MidAmerican Energy Company on Form S-3 of our report dated February 9, 2004 (March 1, 2004 as to Notes (1)(b), (1)(c), (1)(j) and (12)), appearing in this Annual Report on Form 10-K/A of MidAmerican Energy Company for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP

Des Moines, Iowa
March 3, 2004